UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2003

PROLONG INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-22803	74-2234246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Thomas, Irvine, CA		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 587-2700

Not applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.

On June 5, 2003, Prolong International Corporation (“Prolong”) obtained a short-term loan by issuing to 11 accredited investors, including Prolong’s landlord and certain of its affiliated parties, Convertible Promissory Notes (the “Notes”) in the aggregate principal amount of two hundred sixty thousand dollars ($260,000) and 30-month warrants to purchase up to an aggregate of 167,063 shares of Prolong’s common stock at an exercise price of $0.20 per share (the “Warrants”).

The Notes bear interest at the rate of ten percent (10%) per annum and are due and payable by Prolong on September 30, 2003, unless earlier converted or repaid pursuant to their terms If, prior to September 30, 2003, Prolong consummates a sale and issuance of convertible promissory notes (the “New Notes”), which are convertible into shares of common stock of Oryxe Energy International, Inc., a privately held Delaware corporation (“Oryxe”), that are owned by Prolong, each Note will automatically convert into a New Note. The Notes are generally subordinate in repayment to indebtedness of Prolong to banks, commercial finance lenders, insurance companies, leasing or equipment financing institutions or other lending institutions regularly engaged in the business of lending money.

In an event of default under the Notes, subject to certain contractual transfer restrictions, the holders may cause Prolong to sell a portion of its Oryxe shares to the holders at a price of $0.27 per share in order to satisfy the amounts due under the Notes. In the event that the transfer restrictions on the Oryxe shares would prohibit such transfer, Prolong is obligated to pay the holders (i) the outstanding principal and interest under the Notes, (ii) an additional amount equal to 5% of the outstanding principal, and (iii) reasonable attorneys fees incurred by the holders.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Notes issued to the accredited investors in connection with the short-term loan, the convertible promissory notes that are convertible into shares of Oryxe common stock, or the underlying shares of Oryxe common stock, each as described above. Nor shall there be any sale of the aforementioned securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The private placement was made by Prolong without a selling agent, and the opportunity to participate in the private placement was available to a very limited group of accredited investors. None of the foregoing securities have been registered under the Securities Act of 1933, and the foregoing may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration. The investors participating in the private placement are entitled to piggyback registration rights that permit them to participate in a registered offering by Prolong with respect to the sale of all of the shares of Prolong’s common stock that are underlying the Warrants.

The foregoing description of the private placement does not purport to be complete and is only a summary of the principal terms of the Notes, Warrants and Registration Rights Agreement entered into in connection with the private placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLONG INTERNATIONAL CORPORATION

/s/ NICHOLAS ROSIER
Nicholas Rosier, Chief Financial Officer

June 16, 2003